HEARD           335 Texas Street
McELROY         15th Floor
& VESTAL        Shreveport, LA  71101
                318-429-1525
                318-429-2070 Fax
                Post Office Box 1607
                Shreveport, LA
                71165-1607


                                        April 7, 2004



Securities and Exhcnage Commission
450 Fifth Street, N.W.
Washington, DC  20549

Dear Sir or Madam:

We have read item 4 of Quintek Technologies, Inc. Form 8-K filed March 15, 2004 and have the following comments:

1. We have read the statements in Item 4 and agree with those statemens in paragraph one, three, four and five, except for the last two sentences of paragraph one for which we have no basis on which to agree or disagree.

2. We have no basis on which to agree or disagree with the statement in the sixth paragraph.

                                        Very truly yours,


                                        /s/ Heard, McElroy & Vestal, LLP
                                        --------------------------------
                                        Heard, McElroy & Vestal, LLP







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